Exhibit 10.14

Execution Version

JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Joinder”), dated as of December 9, 2019, to that certain Credit Agreement, dated as of August 13, 2018 (as amended by the First Amendment (as defined below), and as further amended, restated, supplemented, waived and otherwise modified from time to time, the “Credit Agreement”), among GBT GROUP SERVICES B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, having its seat (statutaire zetel) in Amsterdam, The Netherlands and its registered office address at Hoogoorddreef 15 Atlas-Arena, 1101 BA Amsterdam, The Netherlands and registered with the Dutch Commercial Register (Handelsregister) under number 72308885, as the borrower (the “Borrower”), GBT III B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, having its seat (statutaire zetel) in Amsterdam, The Netherlands and its registered office address at Hoogoorddreef 15 Atlas-Arena, 1101 BA Amsterdam, The Netherlands and registered with the Dutch Commercial Register (Handelsregister) under number 59194731 (“GBT Dutch Parent”), the Lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc. (“MSSF”), as Administrative Agent and as Collateral Agent, Morgan Stanley Bank, N.A., as an L/C Issuer and a Swing Line Lender, and the other parties from time to time party thereto.

A.Reference is made to (i) that certain Amendment, Consent and Waiver Agreement, dated as of December 5, 2019 (the “First Amendment”), among the Borrower, GBT Dutch Parent, GBT UK Parent, GBT US Parent, the Lenders party thereto and the Agents, and (ii) the Credit Agreement. The capitalized terms defined in the Credit Agreement (for the avoidance of doubt, after giving effect to the First Amendment) and not otherwise defined herein are used herein as therein defined.

B.Pursuant to Section 5 of the First Amendment, substantially concurrently with the earlier of (i) the consummation of the Specified GBT UK Restructuring and (ii) the consummation of the Specified GBT US Restructuring, UK TopCo (as defined in the First Amendment) is required to become a party to the Credit Agreement.  UK TopCo is executing this Joinder in accordance with the requirements under the First Amendment to become a Loan Party under the Credit Agreement.

Accordingly, the Agents, UK TopCo and the other parties hereto agree as follows:

SECTION 1.Consummation of Specified GBT UK Restructuring; Designation of UK TopCo.

(a)The Borrower hereby notifies the Agents that (i) the Specified GBT UK Restructuring is to be consummated on the date hereof (substantially concurrently with the effectiveness of this Joinder) (the time at which the Specified GBT UK Restructuring is so consummated on the date hereof being referred to herein as the “Specified Time”), and (ii) the Specified GBT US Restructuring will not have been consummated prior to the Specified Time.

(b)Pursuant to the definition of “UK TopCo” set forth in the First Amendment, the Borrower hereby designates GBT UK TopCo Limited, a private limited company incorporated in

England and Wales with company registration number 12341105 (and, as of the Specified Time, wholly owned, directly or indirectly, by one or more of the Permitted Holders), as “UK TopCo” in connection with the Permitted Restructuring Transactions contemplated by the First Amendment (such entity being referred to herein as “UK TopCo”).

SECTION 2.Obligations Under the Credit Agreement.

(a)In accordance with Section 5 of the First Amendment, as of the Specified Time, UK TopCo by its signature below hereby (i) becomes a party to the Credit Agreement as “GBT” (to the extent any such reference to the defined term “GBT” relates to any time as of or after, or any period (or portion thereof) commencing as of or after, the Specified Time) and a “Loan Party” (other than (until the date on which UK TopCo becomes a Guarantor pursuant to Section 5 of the First Amendment) with respect to the Specified References (as defined below)) with the same force and effect as if originally party thereto, (ii) expressly assumes all the Obligations of GBT under the Credit Agreement (to the extent any such reference to the defined term “GBT” relates to any time as of or after, or any period (or portion thereof) commencing as of or after, the Specified Time), and (iii) agrees to all the terms and provisions of the Credit Agreement applicable to it as “GBT” (to the extent any such reference to the defined term “GBT” relates to any time as of or after, or any period (or portion thereof) commencing as of or after, the Specified Time) and/or a “Loan Party” thereunder (with the same force and effect as if such terms and provisions of the Credit Agreement were set forth herein in their entirety). Each reference to a “Loan Party” in the Credit Agreement (other than (until the date on which UK TopCo becomes a Guarantor pursuant to Section 5 of the First Amendment) the Specified References) or any other Loan Document shall be deemed to include UK TopCo.  “Specified References” shall mean those definitions, provisions or other references contained in the Credit Agreement that are specifically identified on Schedule 2 hereto.

(b)For the avoidance of doubt, GBT Dutch Parent hereby acknowledges and agrees that, on and after the date hereof, it remains a party to the Credit Agreement as “GBT” (to the extent any such reference to the defined term “GBT” relates to any time occurring prior to, or any period (or portion thereof) ended prior to, the Specified Time) and a “Loan Party”, and it continues to be a Guarantor under the Loan Documents (and, except as specifically set forth in Section 4 of the First Amendment or any instrument, document, or agreement executed or delivered pursuant to such section, the pledge of and/or grant of a security interest in its assets that constitute Collateral to secure the Obligations, all as and to the extent provided in the Loan Documents, continues in full force and effect in respect of, and to secure, the Obligations), notwithstanding the occurrence of the Specified Time or the execution, delivery and performance of this Joinder by UK TopCo.

SECTION 3.Representations and Warranties of UK TopCo and GBT Dutch Parent. Each of UK TopCo and GBT Dutch Parent (each, for purposes of this Section 3, a “Loan Party”) hereby represents and warrants to the Agents and the Lenders as follows, as of the date hereof (immediately after giving effect to the occurrence of the Specified Time):

(a)The execution, delivery and performance by such Loan Party of this Joinder (and the performance by such Loan Party of its obligations hereunder and under the Credit Agreement, as amended or otherwise modified hereby) are within such Loan Party’s corporate or other powers and have been duly authorized by all necessary corporate or other organizational action.

(b)This Joinder has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, liquidation, reconstruction, moratorium or other laws affecting creditors’ rights generally, (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought, (iii) the making or the procuring of the appropriate registration, filings, endorsements, notarizations, stampings or notifications of the Loan Documents as specifically contemplated by the relevant Loan Document, (iv) the time barring of claims under applicable law and defences of set-off or counterclaim and/or (v) any matters which are set out as qualifications or reservations in any legal opinions delivered to any Agent or Secured Party prior to the date hereof in connection with any Loan Document.

(c)No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party of this Joinder (or the performance by such Loan Party of its obligations under this Joinder or the Credit Agreement, as amended or otherwise modified hereby), except for (i) filings necessary to perfect the Liens on the Collateral granted by such Loan Party in favor of the Collateral Agent for the benefit of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been (x) duly obtained, taken, given or made and are in full force and effect or (y) set out as qualifications or reservations in any legal opinions delivered in connection with any Loan Document or (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)The execution, delivery and performance by such Loan Party of this Joinder (and the performance by such Loan Party of its obligations under this Joinder and the Credit Agreement, as amended or otherwise modified hereby) do not and will not (i) conflict with or contravene the terms of any of such Loan Party’s Organizational Documents, (ii) result in any breach or contravention of, or the creation of any Lien under (other than under the Loan Documents), or require any payment to be made under (x) any Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (iii) violate any Law; except with respect to any conflict, breach or contravention or payment or violation (but not creation of Liens) referred to in subclause (ii) or (iii) above, to the extent that such conflict, breach, contravention or payment or violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 4.Certain Additional Representations and Warranties of UK TopCo. UK TopCo hereby further represents and warrants to the Agents and the Lenders as follows, as of the date hereof (immediately after giving effect to the occurrence of the Specified Time):

(a)UK TopCo (i) is a Person duly incorporated, organized or formed, and validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of the jurisdiction of its incorporation or organization, (ii) has all requisite power and authority to own or lease its assets and carry on its business, (iii) is duly qualified and in good standing (to the extent such concept is applicable) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (iv) is in compliance with all applicable Laws, orders, writs, injunctions and orders and (v) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in this Section 4(a) (other than subclause (i) above), to the extent that failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)UK TopCo is not engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Federal Reserve Board), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings will be used by it for any purpose that violates Regulation T, U or X of the FRB.

(c)UK TopCo is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(d)UK TopCo and its officers and directors and, to the knowledge of UK TopCo, its employees, agents and representatives are in compliance with applicable Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that has had, has resulted in or would reasonably be expected to result in UK TopCo or any Subsidiary being designated as a Sanctioned Person.  None of UK TopCo or any of its officers and directors or, to the knowledge of UK TopCo, any of its employees, agents or representatives that will act in any capacity in connection with or benefit from the credit facility established by the Credit Agreement, is a Sanctioned Person.

(e)To the extent applicable, UK TopCo is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the USA PATRIOT Act.

SECTION 5.Delivery by Telecopier; Electronic Transmission; Counterparts. Delivery of an executed counterpart of a signature page to this Joinder by telecopier or other electronic transmission shall be effective as delivery of an original executed counterpart of this Joinder.  This Joinder may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 6.Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.

(a)THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)Sections 10.14 (Governing Law) and 10.15 (WAIVER OF RIGHT TO TRIAL BY JURY) of the Credit Agreement are incorporated herein by reference, and shall apply to this Joinder mutatis mutandis as if fully set forth herein.

SECTION 7.Affirmation. Except as expressly supplemented hereby, the Credit Agreement shall remain in full force and effect.  This Joinder shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 8.Severability. In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Credit Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.Notice. All communications and notices hereunder shall be in writing and given as provided in Section 10.02 of the Credit Agreement and, if to UK TopCo, to the address, facsimile number, electronic mail address or telephone number specified on Schedule 1 to this Joinder (which schedule hereby supplements Schedule 10.02 to the Credit Agreement as of the Specified Time) or as may otherwise be designated by UK TopCo from time to time in a notice to the other parties to the Credit Agreement.

SECTION 10.Reimbursement. UK TopCo agrees to pay or reimburse the Agents for all reasonable and documented out-of-pocket costs and expenses associated with the preparation, execution and delivery of this Joinder, limited in the case of legal counsel to all Attorney Costs of one primary counsel, and, if necessary, one local counsel in each relevant jurisdiction and/or special and/or regulatory counsel for all such parties (taken as a whole).

SECTION 11.Appointment of Agent for Service of Process. UK TopCo irrevocably designates and appoints GBT US III LLC, with an office as of the date hereof at 101 Hudson Street, 34th Floor, Jersey City, NJ 07302, United States, as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 10.14(b) of the Credit Agreement in any federal or New York State court sitting in New York City.  UK TopCo hereby represents, warrants and confirms that GBT US III LLC has agreed to accept such appointment.  Said designation and appointment shall be irrevocable by UK TopCo until UK TopCo shall have been terminated as a Loan Party pursuant to Section 10.20 of the Credit Agreement.  UK TopCo hereby consents to process being served in any suit, action or proceeding of the nature referred to in Section 10.14(b) of the Credit Agreement in any federal or New York State court sitting in New York City by service of process upon GBT US III LLC as provided in this Section 11.  UK TopCo irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon UK TopCo in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to UK TopCo.  To the extent UK TopCo has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution of a judgment, execution or otherwise), UK TopCo hereby irrevocably waives such immunity in respect of its obligations under the Loan Documents. Nothing in this Section 11 limits the right of any Agent or any other Secured Party to serve process in any other manner permitted by applicable Law.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the undersigned Loan Parties and the Agents have duly executed this Joinder as of the day and year first above written.

GBT UK TOPCO LIMITED, as UK TopCo
By:	/s/ Paul Abbott
Name: Paul Abbott
Title: Chief Executive Officer

GBT III B.V., as GBT Dutch Parent
By:	/s/ Eric J. Bock
Name: Eric J. Bock
Title: Chief Legal Officer

GBT GROUP SERVICES B.V., as the Borrower
By:	/s/ Eric J. Bock
Name: Eric J. Bock
Title: Chief Legal Officer

[Signature Page – Joinder Agreement to GBT Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent and Collateral Agent
By:	/s/ Chance Moreland
Name: Chance Moreland
Title: Authorized Signatory

[Signature Page – Joinder Agreement to GBT Credit Agreement]

Schedule 1

UK TopCo Addresses for Notice

GBT UK TopCo Limited

General Counsel’s Office

101 Hudson Street, 34th Floor

Jersey City, NJ 07302

Attention: Eric J. Bock

Email: Eric.J.Bock@amexgbt.com

Telecopy Number: (718) 608-3002

with a copy (which copy shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Attn: Sarah M. Ward

E-mail: sarah.ward@skadden.com

Telephone: (212) 735-2126

Facsimile: (917) 777-2126

Schedule 2

Specified References

1.	The definition of “Permitted Additional Debt Obligations” in Section 1.1 of the Credit Agreement.
2.	The second reference to “Loan Party” in Section 7.03(e) of the Credit Agreement.
3.	Section 7.03(t) of the Credit Agreement.
4.	Section 7.03(cc) of the Credit Agreement.